UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2025

Monroe Capital Income Plus Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-01301	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 258-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 6, 2025, Monroe Capital Income Plus Corporation (the “Company”), entered into the Third Amendment to Credit Agreement (“Third Amendment”), dated as of August 6, 2025, by and among MC Income Plus Financing SPV II LLC, a wholly-owned subsidiary of the Company (the “SPV II”), as borrower, the Company, as collateral manager and equity holder, the lenders party thereto, KeyBank National Association (“KeyBank”), as administrative agent and the lead arranger, and U.S. Bank Trust Company, National Association (“USB”), as collateral agent and collateral administrator, and U.S. Bank National Association (“USBA”), as document custodian. The Third Amendment amended the Term Credit and Security Agreement, dated as of December 20, 2022, as subsequently amended, between the SPV II, as borrower, the Company as collateral manager and equity holder, the lenders party thereto and KeyBank, as administrative agent and lead arranger and USB, as collateral agent and collateral administrator, and USBA as document custodian (the “Credit Agreement”) to, among other things, (i) increase the total facility amount to up to $690 million; (ii) add an Unused Fee Rate of 0.35%; (iii) implement a Reinvestment Period from and including the Effective Date of the Third Amendment until the Reinvestment Period Termination Date; (iv) extend the Final Maturity Date to August 6, 2028; and (v) reduce the applicable interest rate to SOFR plus 2.05% per annum during the Reinvestment Period and SOFR plus 3.25% per annum during the Amortization Period.

Borrowing under the Credit Agreement remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

Capitalized terms under this Item 1.01, unless otherwise defined herein, have the meaning ascribed to them under the Credit Agreement, as amended by the Third Amendment. The description above is only a summary of the Third Amendment, and is qualified in its entirety by reference to the copy of the Third Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement, dated as of August 6, 2025, by and among the Company, as collateral manager and equity holder, MC Income Plus Financing SPV II LLC, as borrower, the lenders party thereto, KeyBank National Association, as administrative agent and the lead arranger, and U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, and U.S. Bank National Association, as document custodian.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Income Plus Corporation

Date: August 12, 2025	By:	/s/ Lewis W. Solimene, Jr.
	Name:	Lewis W. Solimene, Jr.
	Title:	Chief Financial Officer and Chief Investment Officer